UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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EN POINTE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Charter)

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EN POINTE TECHNOLOGIES, INC. AGREES TO BE ACQUIRED FOR $2.50 PER SHARE IN CASH

Los Angeles, March 11, 2009 — En Pointe Technologies, Inc. (NASDAQ:ENPT),a leading national provider of business-to-business information technology products, services and solutions, today announced that it has entered into a definitive merger agreement to be acquired by Din Global Corp. (the “Acquiror”), a holding company to be owned by the Company’s President and Chief Executive Officer, Attiazaz “Bob” Din, Naureen Din (Mr. Din’s wife and also a member of the Company’s Board of Directors), and members of Mr. and Mrs. Din’s family.  Pursuant to the terms of the merger agreement, the Acquiror has agreed to pay to the Company’s stockholders $2.50 in cash for each outstanding share of the Company’s common stock, representing a premium of approximately 212% over the closing share price of the Company’s common stock of $0.80 on March 11, 2009.  Mr. and Mrs. Din and their family beneficially own approximately 26% of the outstanding shares of the Company’s common stock.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the “Special Committee”), has approved the merger agreement and resolved to recommend that the Company’s stockholders vote in favor of the agreement.

Dr. Mansoor Shah, Chairman of the Board of Directors, stated that, "A substantial and exhaustive review was made by the Special Committee and the independent Board of Directors before concluding that this transaction was in the best interest of the Company and its stockholders. With the ownership reverting to Bob Din and family, customers will benefit by being assured of his continued commitment to the high level of service that founded the Company."

The merger agreement contains a “go - shop” provision whereby the Special Committee, with the assistance of its independent advisors, has the right to solicit superior acquisition proposals from third parties for approximately 30 days following the signing of the merger agreement. The Company does not intend to disclose developments with respect to this solicitation process unless and until the Special Committee has made a decision with respect to the alternative proposals, if any, it receives. No assurances can be given that the solicitation of superior proposals will result in an alternative transaction.

The merger agreement contains customary representations, warranties and covenants made by the Company, including covenants that the Company will run its business in the ordinary course of business consistent with past practice and will refrain from taking certain actions between the date of the merger agreement and the date of closing of the merger. The transaction is subject to obtaining regulatory approvals and other customary closing conditions, including no material change in the Company’s representations and warranties prior to closing, the Acquiror’s ability to obtain sufficient financing (a debt financing commitment letter having been obtained) and holders of not more than ten percent of the Company’s outstanding common stock seeking appraisal rights of their shares. The transaction is subject to the approval of the merger agreement by the holders of a majority of the outstanding shares of the Company’s common stock as well as the holders of a majority of the outstanding shares of the Company’s common stock held by the Company’s disinterested stockholders (e.g. stockholders other than the Acquiror and Mr. and Mrs. Din and their family).

McConnell, Dunning & Barwick LLP provided legal advice to the Special Committee. FMV Opinions, Inc. served as financial advisor to the Special Committee and rendered a fairness opinion in connection with the proposed transaction.  Stradling Yocca Carlson & Rauth, P.C. served as the Company’s legal advisors.

Pepper Hamilton LLP is serving as the Acquiror’s legal advisors. Janney Montgomery Scott LLC is serving as financial advisor to the Acquiror.

Where to Find Additional Information about the Merger

In connection with the proposed merger transaction, the Company intends to file with the Securities and Exchange Commission, or the Commission, a proxy statement and other relevant materials in connection with the proposed transaction.  The proxy statement will be mailed to the Company’s stockholders.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUIROR AND THE PROPOSED MERGER.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by the Company with the Commission by contacting Investor Relations at ir@enpointe.com, via telephone at (310) 337-5212 or via the Company’s website at www.enpointe.com.

The Company, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed merger.  Information concerning the Company’s participants and their respective interests in the proposed merger will be available in the proxy statement and in the Company’s annual reports on Form 10-K previously filed with the Commission.

Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.  This press release does not constitute an offer of any securities for sale or the solicitation of any proxy.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, and services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base.  Founded in 1993 and headquartered in Los Angeles, En Pointe is well represented in leading national markets throughout the United States.  En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

Visit www.enpointe.com to learn more.

This press release includes forward-looking statements.  In addition, from time to time, the Company, or its representatives, have made or may make forward-looking statements, orally or in writing.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  In particular, forward-looking statements include, without limitation, statements related to the expected closing date of the merger and any other effect, result or aspect of the transaction.  The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  These risks include the risk that the transaction may not be completed, the failure of either party to meet the closing conditions set forth in the merger agreement or that the closing of the transaction may be delayed due to failure to obtain required approvals, or the proposed transaction may disrupt the Company’s current plans and operations.  These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The Company does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 337-5212
Fax: (310) 337-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 337-5200.